EXHIBIT 32.1

                                  CERTIFICATION
                           Pursuant  to  18  U.S.C.  1350
                 (Section  906  of  the  Sarbanes-Oxley  Act  of  2002)

In connection with the Annual Report on Form 10-Q of Lightlake Therapeutics Inc. (the"Company") for the quarterly period ended October 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dr. Roger Crystal, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  12/21/09                           By:  /s/ Dr. Roger Crystal
                                             -----------------------------------
                                             Dr.  Roger  Crystal
                                             Chief  Executive  Officer

This certification accompanies each Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shalL not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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